Exhibit 10.30

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PLATFORM OPTION AGREEMENT

THIS PLATFORM OPTION AGREEMENT (“Agreement”) is entered into and effective as of October 16, 2025 (the “Effective Date”), by and among Paragon Therapeutics, Inc., a Delaware corporation (“Paragon”), Parasa Holding LLC, a Delaware limited liability company (“Parasa”), and Korsana Biosciences, Inc., a Delaware corporation (“Korsana”). Paragon, Parasa and Korsana are also referred to herein individually as a “Party”, or collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are party to that certain Antibody Discovery and Option Agreement, dated as of September 5, 2025 (the “Existing ADOA”), pursuant to which Korsana is funding certain research activities to be undertaken by Paragon and Parasa, including the development of proprietary platform technology for the delivery of therapeutic agents across the blood-brain barrier through receptor-mediated transcytosis; and

WHEREAS, as partial consideration for such funding, Korsana will have an exclusive option to enter into one or more agreements with Paragon to develop, manufacture and commercialize antibody transport vehicle compounds utilizing such proprietary platform technology, all on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINED TERMS

1.1 “Acquired Program” shall have the meaning provided in Section 2.4(c).

1.2 “Acquiring Entity” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than the applicable entity Party in the definition of Change of Control and such Party’s Affiliates immediately prior to the closing of such Change of Control.

1.3 “Additional Reserved Target Combination” shall have the meaning provided in Section 2.2(a).

1.4 “Additional Reserved Target Exercise Notice” shall have the meaning provided in Section 2.3(c).

1.5 “Additional Reserved Target Limit” shall have the meaning provided in Section 2.3(a).

1.6 “Additional Reserved Target List” shall have the meaning provided in Section 2.2(a).

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1.7 “Additional Reserved Target Option” shall have the meaning provided in Section 2.2(a).

1.8 “Additional Reserved Target Option Exercise Fee” shall have the meaning provided in Section 4.1.

1.9 “Additional Reserved Target Option Exercise Notice” shall have the meaning provided in Section 2.2(b).

1.10 “Additional Reserved Target ROFR Notice” shall have the meaning provided in Section 2.3(c).

1.11 “Additional Target Nomination Period” shall have the meaning provided in Section 2.3(a).

1.12 “ADOA Agreement” shall have the meaning provided in Section 3.3.

1.13 “ADOA Option” shall have the meaning provided in Section 3.1.

1.14 “Affiliate” shall mean any entity controlled by, controlling, or under common control with a Party hereto. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control”) means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in, or more than fifty percent (50%) in the equity of, or the right to appoint more than fifty percent (50%) of the directors or management of, such corporation or other business entity. Notwithstanding the foregoing, (a) with respect to either Party, Affiliates of such Party do not include [***] or its Affiliates other than such Party and its subsidiaries, and [***] shall not be deemed to be a Parent Entity of either Party, (b) [***], and (c) [***].

1.15 “Agreement” shall have the meaning provided in the first paragraph of this Agreement.

1.16 “Antibody” shall mean any molecule, including [***].

1.17 “Applicable Law” shall mean any national, supra-national, federal, state or local laws, rules, guidances and regulations, in each case, as applicable to the subject matter and the party at issue.

1.18 “ART Option Exercise Cut-Off Date” shall have the meaning provided in Section 2.3(b).

1.19 “ART ROFR Period” shall have the meaning provided in Section 2.3(c).

1.20 “ATV” shall mean a compound that comprises or contains: (a) one or more Antibodies that are each Directed To a Therapeutic Target (the “Therapeutic Antibody”), and (b) an Antibody that is Directed To a Brain Transit Target (together with any multispecific Antibody format, including, e.g., Fc substitutions within such a format, for such compound, the “Transit Antibody”).

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1.21 “Bankruptcy Code” shall have the meaning provided in Section 7.4.

1.22 “Bankruptcy Event” shall have the meaning provided in Section 7.4.

1.23 “Brain Transit Target” shall mean a protein molecule (such as the human transferrin receptor) that (a) [***], and (b) [***].

1.24 “Business Day” shall mean any day other than Saturday, Sunday, or other national holidays in the United States.

1.25 “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30, and December 31.

1.26 “Change of Control” shall mean, with respect to any entity, any of the following: (a) the sale or disposition of all or substantially all of the assets of such entity or its direct or indirect controlling Affiliate to a Third Party; or (b) (i) the acquisition by a Third Party, alone or together with any of its Affiliates, other than an employee benefit plan (or related trust) sponsored or maintained by such entity or any of its Affiliates, of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity or its direct or indirect parent entity that is an Affiliate that holds, directly or indirectly, beneficial ownership of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity (a “Parent Entity”), or (ii) the acquisition, merger or consolidation of such entity or its Parent Entity with or into another entity, other than, in the case of clause (i) or (ii), an acquisition or a merger or consolidation of such entity or its Parent Entity in which the holders of shares of voting capital stock of such entity or its Parent Entity, as the case may be, immediately prior to such acquisition, merger or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving corporation in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger or consolidation, and in each case of (a) or (b), whether through a single transaction or a series of related transactions, but excluding any and all bona fide financing transactions or internal reorganizations for tax purposes (including the change of place of incorporation or domicile of such entity).

1.27 “COC Program” shall have the meaning provided in Section 2.4(b)(ii).

1.28 “Commercialize” or “Commercializing” shall mean to market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize a product. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.29 “Confidential Information” of a Party shall mean any and all non-public scientific, business, regulatory, or technical information that is disclosed or made available by or on behalf of one Party (the “Disclosing Party”) to any other Party (a “Receiving Party”) in connection with this Agreement, whether in writing, orally, visually or otherwise.

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1.30 “Control” (including any variations such as “Controlled” and “Controlling”) shall mean, with respect to any technology or Intellectual Property Rights, possession by a Party and the ability (whether by ownership, license or otherwise) to grant a license or a sublicense of or under such technology or Intellectual Property Rights without violating the terms of any agreement or other arrangement with any Third Party or requiring a payment. Notwithstanding the foregoing, a Party and its Affiliates shall not be deemed to “Control” any technology or Intellectual Property Rights that (a) prior to the consummation of a Change of Control of such Party, is owned or in-licensed, or (b) after the consummation of a Change of Control of such Party, becomes owned or in-licensed (to the extent such technology or Intellectual Property Rights are developed outside of the scope of the activities conducted hereunder and without use of or reference to any technology or Intellectual Property Rights Controlled by such Party or any Affiliate of such Party immediately before such Change of Control, or any Confidential Information of the other Party), in each case ((a) or (b)), by a Third Party that becomes an Affiliate of such Party after the effective date of the applicable agreement as a result of such Change of Control or an assignee of such Party as the result of an assignment of the applicable agreement in connection with a Change of Control unless prior to the consummation of such Change of Control or assignment, such Party or any of its Affiliates also Controlled such technology or Intellectual Property Rights.

1.31 “Cover,” “Covered” or “Covering” shall mean, with respect to a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, importation, or exportation of such product would infringe a valid and unexpired claim of such Patent or a pending claim included in such Patent if such pending claim were to issue in an issued Patent.

1.32 “Cure Period” shall have the meaning provided in Exhibit C.

1.33 “Definitive Agreement” shall have the meaning provided in Section 3.3.

1.34 “Definitive Agreement Dispute” shall have the meaning provided in Section 3.3.

1.35 “Derived Funded Transit Antibody” shall have the meaning provided in Exhibit C.

1.36 “Derived Funded Transit Antibody Patent” shall mean any Patent that Covers the composition of matter of, or any method of specifically making or using, any Derived Funded Transit Antibody.

1.37 “Develop” or “Developing” shall mean to discover, evaluate, test, research or otherwise develop a product. When used as a noun, “Development” means any and all activities involved in Developing.

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1.38 “Diligence Milestone” shall have the meaning provided in Exhibit C.

1.39 “Directed To” shall mean, with regard to an Antibody or product, that such Antibody or product is developed or designed to (a) [***], and (b) [***].

1.40 “Dispute” shall have the meaning provided in Section 9.7.

1.41 “Effective Date” shall have the meaning provided in the first paragraph of this Agreement.

1.42 “Exclusive Target Combination” shall have the meaning provided in Exhibit C.

1.43 “Existing ADOA” shall have the meaning provided in the recitals of this Agreement.

1.44 “FDA” shall mean the United States Food and Drug Administration, or a successor federal agency thereto.

1.45 “Field” shall mean the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas.

1.46 “Funded Transit Antibody” shall mean a Transit Antibody that (a) is Directed To the Selected Transit Target (and no other Targets), and (b) was discovered, generated, identified, characterized or developed by or on behalf of Paragon or its Affiliates under a Funding Agreement.

1.47 “Funded Transit Antibody IP” shall mean Funded Transit Antibody Know-How and Funded Transit Antibody Patents.

1.48 “Funded Transit Antibody Know-How” shall mean any and all Know-How that (a) is Controlled by Paragon and its Affiliates, (b) was discovered, generated or developed under a Funding Agreement, and (c) relates to a Funded Transit Antibody.

1.49 “Funded Transit Antibody Patents” shall mean any and all Patents that (a) are Controlled by Paragon and its Affiliates, and (b) Cover the composition of matter of, or any method of using, making or manufacturing, any Funded Transit Antibody.

1.50 “Funding Agreement” shall mean (a) the Existing ADOA, (b) any ADOA Agreement executed pursuant to the terms of this Agreement, and (c) any other definitive written agreement between Paragon or its Affiliate and Korsana pursuant to which Paragon or its Affiliate discovers, generates, identifies, characterizes or develops Transit Antibodies in the performance of research or development activities funded by Korsana.

1.51 “General Multispecific License” shall have the meaning provided in Section 2.4(b)(i)(B).

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1.52 “GLP Tox Initiation” shall mean the initiation by or on behalf of Korsana or its Affiliate or sublicensee of a toxicology study with respect to a Licensed ATV Product that employs applicable then-current good laboratory practice standards, the results of which are intended to be submitted as part of an IND.

1.53 “Indemnified Party” shall have the meaning provided in Section 8.3.

1.54 “Indemnifying Party” shall have the meaning provided in Section 8.3.

1.55 “Initial Reserved Target Combination” shall have the meaning provided in Section 2.1(a).

1.56 “Initial Reserved Target Exercise Notice” shall have the meaning provided in Section 2.1(c).

1.57 “Initial Reserved Target Limit” shall have the meaning provided in Section 2.1(a).

1.58 “Initial Reserved Target List” shall have the meaning provided in Section 2.1(a).

1.59 “Initial Reserved Target ROFR Notice” shall have the meaning provided in Section 2.1(c).

1.60 “Initial Target Nomination Period” shall have the meaning provided in Section 2.1(a).

1.61 “Intellectual Property Rights” shall mean any and all proprietary rights provided under (a) patent law, including any Patents, (b) copyright law, or (c) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in Know-How, or the expression or use thereof.

1.62 “Know-How” shall mean all technical information and know-how in any tangible or intangible form, including (a) inventions, discoveries, trade secrets, data, specifications, instructions, processes, formulae, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and any other technology, including the applicability of any of the foregoing to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (b) all data, instructions, processes, formulae, strategies, and expertise, whether biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, analytical, or otherwise and whether related to safety, quality control, manufacturing or other disciplines. Notwithstanding the foregoing, Know-How excludes Patent claims.

1.63 “Korsana” shall have the meaning provided in the first paragraph of this Agreement.

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1.64 “Korsana Indemnitee” shall have the meaning provided in Section 8.2.

1.65 “License Agreement” shall have the meaning provided in Section 3.3.

1.66 “License Option” shall have the meaning provided in Section 3.1.

1.67 “License Term Sheet” shall have the meaning provided in Exhibit C.

1.68 “Licensed ATV Product” shall mean any product that comprises an ATV comprising or consisting of (a) one or more Therapeutic Antibodies that are Directed To the applicable Selected Therapeutic Target(s) (and no other Targets), and (b) a Funded Transit Antibody or a Derived Funded Transit Antibody.

1.69 “Losses” shall have the meaning provided in Section 8.1.

1.70 “MAA” shall mean (a) a New Drug Application in the United States, as defined in the United States Federal Food, Drug and Cosmetics Act, and applicable regulations promulgated thereunder by the FDA, (b) a Biologics License Application in the United States, as defined in the United States Public Health Service Act, or (c) any application filed with any Regulatory Authority in a country other than the United States that is equivalent to either of the foregoing.

1.71 “Manufacture” or “Manufacturing” shall mean to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store a product or any component thereof, as applicable. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing a product or any component thereof, as applicable.

1.72 “Modification” shall mean, with respect to an Antibody, a modification of such Antibody, including an ScFv or Fab, or the heavy chain or light chain independently, or segments thereof, or any pegylated version (whether or not including sequence changes), any fusion protein, chimeric protein, peptide, siRNA, polynucleotide, affinity matured Antibody, mutagenized (e.g., by random mutagenesis, in vitro selection or site directed mutagenesis, or by a single round of mutagenesis or selection or multiple iterations of mutagenesis or selection, in each case including any associated substitutions) Antibody, or any fragment of such Antibody.

1.73 “Modification Technology” shall have the meaning provided in Exhibit C.

1.74 “Net Sales” shall have the meaning provided in Exhibit C.

1.75 “Nomination of a DC” shall mean the nomination by Korsana’s Board of Directors of a Licensed ATV Product as a “Development Candidate”.

1.76 “Notice of Dispute” shall have the meaning provided in Section 9.7(a).

1.77 “Option” shall have the meaning provided in Section 3.1.

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1.78 “Option Exercise Fee” shall have the meaning provided in Section 4.2.

1.79 “Option Exercise Notice” shall have the meaning provided in Section 3.2.

1.80 “Option Period” shall mean the period commencing on the Effective Date and ending on the earlier of (a) the fifth anniversary of the Effective Date, and (b) the later of (i) if Korsana has not exercised any Additional Reserved Target Option during the Initial Target Nomination Period, the exercise by Korsana of its Option for the last of the Initial Reserved Target Combinations, and (ii) if Korsana has exercised one or both of its Additional Reserved Target Options, the ART Option Exercise Cut-Off Date.

1.81 “Paragon” shall have the meaning provided in the first paragraph of this Agreement.

1.82 “Paragon Exclusivity Obligations” shall have the meaning provided in Exhibit C.

1.83 “Paragon Exclusivity Period” shall have the meaning provided in Exhibit C.

1.84 “Paragon Exclusivity Termination Event” shall have the meaning provided in Exhibit C.

1.85 “Paragon Indemnitee” shall have the meaning provided in Section 8.1.

1.86 “Parasa” shall have the meaning provided in the first paragraph of this Agreement.

1.87 “Parent Entity” shall have the meaning provided in Section 1.26.

1.88 “Party” or “Parties” shall have the meaning provided in the first paragraph of this Agreement.

1.89 “Patents” shall mean (a) unexpired patents and patent applications, (b) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and (c) any and all foreign equivalents of the foregoing.

1.90 “Phase I Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(a), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.91 “Phase II Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(b), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

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1.92 “Phase III Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(c), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.93 “Regulatory Approval” shall mean all clearances, approvals (including approval of an MAA as well as any applicable pricing and/or reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell and market a pharmaceutical or biologic product in a country or territory.

1.94 “Regulatory Authority” shall mean any supranational, multinational, federal, national, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the clinical development, manufacture, marketing or sale of a pharmaceutical or biologic product in a country or region, including the FDA in the United States.

1.95 “Representatives” of a Party shall mean such Party’s and its Affiliates’ officers, directors, employees, contractors, subcontractors, agents and consultants.

1.96 “Reserved Target Combination” shall mean an Initial Reserved Target Combination or an Additional Reserved Target Combination, as applicable.

1.97 “Reserved Target List” shall mean the Initial Reserved Target List or the Additional Reserved Target List, as applicable.

1.98 “Royalty Product” shall have the meaning provided in Exhibit C.

1.99 “Royalty Rate” shall have the meaning provided in Exhibit C.

1.100 “Royalty Term” shall have the meaning provided in Exhibit C.

1.101 “Selected Therapeutic Target” shall have the meaning provided in Section 2.1(a).

1.102 “Selected Transit Target” shall mean human transferrin receptor protein 1 (TfR1).

1.103 “Target” shall mean a protein molecule that (a) [***], and (b) [***]. Targets shall include Therapeutic Targets and Brain Transit Targets.

1.104 “Target Combination” shall have the meaning provided in Section 2.1(a).

1.105 “Term” shall have the meaning provided in Section 7.1.

1.106 “Territory” shall mean worldwide.

1.107 “Therapeutic Antibody” shall have the meaning provided in Section 1.20.

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1.108 “Therapeutic Target” shall mean a protein molecule that (a) [***], and (b) [***].

1.109 “Third Party” shall mean any person or entity other than Paragon, Parasa or Korsana or an Affiliate of any of Paragon, Parasa or Korsana.

1.110 “Third Party Claim” shall have the meaning provided in Section 8.1.

1.111 “Transit Antibody” shall have the meaning provided in Section 1.20.

1.112 “Valid Claim” shall mean, with respect to particular Patent in a particular country, (a) a claim of an issued and unexpired patent (including the term of any patent term extension, supplemental protection certificate, renewal or other similar extension) in such country within such Patent that has not been abandoned or revoked, or held unpatentable, invalid or unenforceable in a final decision of a court or other governmental authority of competent jurisdiction from which no appeal may be taken, or has been taken before the expiry of the permitted time period, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, or (b) a claim within a patent application in such country within such Patent that has not been pending more than seven (7) years from the earliest priority date of such claim and which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

ARTICLE 2

RESERVATION OF TARGET COMBINATIONS; EXCLUSIVITY

2.1 Initial Reserved Targets.

(a) Initial Reserved Target List. Subject to this Section 2.1 and Section 2.4, during the [***] period following the Effective Date (the “Initial Target Nomination Period”), Korsana shall have the right to designate up to four (4) Target combinations consisting of (i) one (1) or two (2) (but no more than two (2)) Therapeutic Targets (each such Therapeutic Target, a “Selected Therapeutic Target”), and (ii) the Selected Transit Target (each such combination, a “Target Combination”), to be exclusively reserved for Korsana during the Option Period (each, an “Initial Reserved Target Combination,” and the list of the Initial Reserved Target Combinations, the “Initial Reserved Target List”). Target Combinations may be added, removed or replaced on the Initial Reserved Target List in accordance with this Section 2.1; provided, that in no event may there be more than the following number of Initial Reserved Target Combinations on the Initial Reserved Target List at any given time: (A) four (4), or (B) if Korsana has exercised an Option with respect to one or more Initial Reserved Target Combinations in accordance with Section 3.2 as of such time, then the number equal to four (4) minus the total number of such exercised Options (the “Initial Reserved Target Limit”). Notwithstanding the foregoing, with respect to an Initial Reserved Target Combination for which Korsana has exercised its Option, if (x) in the case of an ADOA, Korsana terminates such ADOA for convenience following a determination by the applicable joint development committee that the selection criteria for an applicable ATV under the research program for such Reserved Target Combination are not achievable and therefore no longer warrants further research, or (y) in the case of a License

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Agreement, Korsana terminates such License Agreement for convenience following a good faith determination by the board of directors of Korsana that a target product profile for an applicable ATV for such Reserved Target Combination is not achievable and therefore no longer warrants further research, and, as of the effective date of such termination, (i) the Initial Target Nomination Period has not expired, and (ii) Korsana is not in breach of the applicable Definitive Agreement and has satisfied all financial obligations to Paragon thereunder, then Korsana shall have the right (but not the obligation) to designate one (1) replacement Target Combination (including pursuant to its rights under Section 2.1(c)) for addition to the Initial Reserved Target List in place of the Initial Reserved Target Combination that is the subject of such terminated Definitive Agreement. As of the Effective Date, the Initial Reserved Target List consists of the Target Combination set forth on Exhibit A, which is an Initial Reserved Target Combination.

(b) Changes to the Initial Reserved Target List. During the Initial Target Nomination Period, Korsana may provide Paragon with written notice of a Target Combination that Korsana desires to add to or remove from the Initial Reserved Target List, or written notice to replace an existing Initial Reserved Target Combination on the Initial Reserved Target List. The Target Combination that is the subject of such written notice shall, subject to the Initial Reserved Target Limit, be deemed added to, removed from or replaced on the Initial Reserved Target List, as applicable, as of the date of such notice by Korsana. If Korsana exercises an Option with respect to an Initial Reserved Target Combination in accordance with Section 3.2 but, subject to compliance with Section 3.3 by the Parties, the Parties do not enter into a Definitive Agreement with respect thereto, then the applicable Initial Reserved Target Combination shall be deemed to be removed from the Initial Reserved Target List as of the expiration of the Parties’ obligations under Section 3.3, the vacancy on the Initial Reserved Target List caused by such removal may not be filled with another Target Combination and Paragon shall have no further obligations to Korsana under this Article 2 with respect to such Initial Reserved Target Combination (including under Section 2.1(c) and Section 2.3(c) below). If an Initial Reserved Target Combination is replaced on the Initial Reserved Target List with another Target Combination (including any replacement made in accordance with Section 2.1(c)), then Paragon shall have no further obligations to Korsana under this Article 2 with respect to such replaced Initial Reserved Target Combination (including under Section 2.1(c) and Section 2.3(c) below).

(c) Right of First Refusal. During the Initial Target Nomination Period and subject to the last two sentences of Section 2.1(b), Paragon shall promptly notify Korsana in writing if Paragon or any of its Affiliates (i) have developed a descriptive research plan (x) similar in breadth and detail to the Research Plans for Research Program 001 and Research Program 002 under the Existing ADOA, and (y) relating to the discovery, generation, identification or characterization of ATVs Directed To a Target Combination that is not then currently on the Initial Reserved Target List, (ii) have a bona fide plan to license or grant rights to a Third Party to ATVs Directed To a Target Combination that is not then currently on the Initial Reserved Target List, or (iii) enters into bona fide negotiations with a Third Party pursuant to an offer to or from any Third Party relating to the foregoing (i) or (ii) (an “Initial Reserved Target ROFR Notice”). Korsana shall have [***] from receipt of the Initial Reserved Target ROFR Notice to elect to designate the Target Combination that is the subject of the Initial Reserved Target ROFR Notice as an Initial

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Reserved Target Combination by providing written notice thereof to Paragon (an “Initial Reserved Target Exercise Notice”). If the Initial Reserved Target Limit has been reached at the time such notice is being issued by Korsana to Paragon, then the Initial Reserved Target Exercise Notice shall also indicate which Target Combination should be removed and replaced by the Target Combination that is the subject of the Initial Reserved Target ROFR Notice, and Paragon shall have no further obligations to Korsana under this Article 2 with respect to such removed Target Combination. If Korsana provides an Initial Reserved Target Exercise Notice to Paragon during such [***] period, then subject only to the Initial Reserved Target Limit, such Target Combination shall be deemed to be an Initial Reserved Target Combination and shall be added to the Initial Reserved Target List as of the date of such notice by Korsana and, if applicable, shall replace the Target Combination designated by Korsana to be removed from the Initial Reserved Target List. If Korsana does not provide an Initial Reserved Target Exercise Notice during such [***] period, then Paragon shall have no further obligations to Korsana under this Article 2 with respect to such Target Combination.

2.2 Option for Additional Reserved Targets.

(a) Grant of Option. Subject to the terms and conditions of this Agreement, including this Section 2.2 and Section 3.1, Paragon hereby grants to Korsana, during the Initial Target Nomination Period and subject to (i) delivery of an Additional Reserved Target Option Exercise Notice in accordance with Section 2.2(b), and (ii) payment of the applicable Additional Reserved Target Option Exercise Fee to Paragon in accordance with Section 4.1, the option (each, an “Additional Reserved Target Option”) to obtain the right to designate in accordance with Section 2.3 up to two (2) Target Combinations (in addition to the Initial Reserved Target Combinations) to be exclusively reserved for Korsana during the Option Period (each, an “Additional Reserved Target Combination,” and the list of the Additional Reserved Target Combinations, the “Additional Reserved Target List”).

(b) Exercise of Option. During the Initial Target Nomination Period, Korsana may, in its sole discretion, exercise one or both of the Additional Reserved Target Options by (i) delivering written notice of such exercise to Paragon (each, an “Additional Reserved Target Option Exercise Notice”), and (ii) making payment to Paragon of the Additional Reserved Target Option Exercise Fee in accordance with Section 4.1. If Korsana declines to or fails to exercise either or both of the Additional Reserved Target Options in accordance with this Section 2.2(b) prior to expiration of the Initial Target Nomination Period, then, upon such expiration, such Additional Reserved Target Option or both Additional Reserved Target Options shall terminate and be of no further force or effect.

2.3 Additional Reserved Targets.

(a) Additional Reserved Target List. If Korsana has exercised one or both of the Additional Reserved Target Options in accordance with Section 2.2(b), then subject to this Section 2.3 and Section 2.4, during the [***] period following the expiration of the Initial Target Nomination Period (the “Additional Target Nomination Period”), Korsana shall have the right to designate up to one (1) Additional Reserved Target Combination, if Korsana exercised only one

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of its Additional Reserved Target Options or two (2) Additional Reserved Target Combinations, if Korsana exercised both of its Additional Reserved Target Options, in each case, to be added to the Additional Reserved Target List. Target Combinations may be added to the Additional Reserved Target List in accordance with this Section 2.3; provided, that in no event may there be more than the following number of Additional Reserved Target Combinations on the Additional Reserved Target List at any given time: (x) the total number of Additional Reserved Target Options exercised by Korsana (i.e., one (1) or two (2)), or (y) if Korsana has exercised an Option with respect to one or more Additional Reserved Target Combinations in accordance with Section 3.2 as of such time, then the number equal to the number set forth in subsection (x) above minus the total number of such exercised Options (the “Additional Reserved Target Limit”).

(b) Changes to the Additional Reserved Target List. During the Additional Target Nomination Period, Korsana may provide Paragon with (i) written notice of a Target Combination that Korsana desires to add to the Additional Reserved Target List, or (ii) written notice to replace an existing Additional Reserved Target Combination on the Additional Reserved Target List with a Target Combination presented to Korsana under an Additional Reserved Target ROFR Notice, provided that Korsana’s substitution right under the foregoing clause (ii) shall terminate, as applicable, (A) on the date of Korsana’s exercise of an Option for one (1) Additional Reserved Target Combination, if Korsana exercised only one of its Additional Reserved Target Options or (B) on the date of Korsana’s exercise of an Option for a second Additional Reserved Target Combination, if Korsana exercised both of its Additional Reserved Target Options (the date in (A) or (B), as applicable, the “ART Option Exercise Cut-Off Date”); provided further that Korsana may not replace an existing Additional Reserved Target Combination on the Additional Reserved Target List with a Target Combination for the [***]. The Target Combination that is the subject of such written notice shall, subject to the Additional Reserved Target Limit, be deemed to be added to or replaced on the Additional Reserved Target List, as applicable, as of the date of such notice by Korsana. If Korsana exercises an Option with respect to an Additional Reserved Target Combination in accordance with Section 3.2 but, subject to compliance with Section 3.3 by the Parties, the Parties do not enter into a Definitive Agreement with respect thereto, then the applicable Additional Reserved Target Combination shall be deemed to be removed from the Additional Reserved Target List as of the expiration of the Parties’ obligations under Section 3.3, the vacancy on the Additional Reserved Target List caused by such removal may not be filled with another Target Combination, and Paragon shall have no further obligations to Korsana under this Article 2 with respect to such Additional Reserved Target Combination (including under Section 2.3(c) below).

(c) Right of First Refusal. During the Additional Target Nomination Period and continuing until the ART Option Exercise Cut-Off Date (the “ART ROFR Period”), Paragon shall promptly notify Korsana in writing if Paragon or any of its Affiliates (i) have developed a descriptive research plan (x) similar in breadth and detail to the Research Plans for Research Program 001 and Research Program 002 under the Existing ADOA, and (y) relating to the discovery, generation, identification or characterization of ATVs with respect to a Target Combination that is not then currently on the Initial Reserved Target List or the Additional Reserved Target List, (ii) have a bona fide plan to license or grant rights to a Third Party to ATVs

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with respect to a Target Combination that is not then currently on the Initial Reserved Target List or the Additional Reserved Target Combination, or (iii) enters into bona fide negotiations with a Third Party pursuant to an offer to or from any Third Party relating to the foregoing (i) or (ii); provided, however, that, at such time during the ART ROFR Period that, as applicable, Korsana has designated one (1) Additional Reserved Target Combination, if Korsana has exercised only one of its Additional Reserved Target Options or Korsana has designated two (2) Additional Reserved Target Combinations, if Korsana exercised both of its Additional Reserved Target Options in accordance with Section 2.3(a), then Paragon shall no longer be obligated under this Section 2.3(c) to notify Korsana in writing if Paragon or any of its Affiliates engages in the activities set forth in the foregoing clause (i), (ii) or (iii) involving a Target Combination for the prophylaxis, palliation, treatment and diagnosis of human diseases and disorders in oncology (each such notice, an “Additional Reserved Target ROFR Notice”). Korsana shall have [***] from receipt of the Additional Reserved Target ROFR Notice to elect to designate the Target Combination that is the subject of the Additional Reserved Target ROFR Notice as an Additional Reserved Target Combination by providing written notice thereof to Paragon (an “Additional Reserved Target Exercise Notice”). If Korsana provides an Additional Reserved Target Exercise Notice to Paragon during such [***] period, then subject only to the Additional Reserved Target Limit, such Target Combination shall be deemed to be an Additional Reserved Target Combination and shall be added to the Additional Reserved Target List as of the date of such notice by Korsana. If Korsana does not provide an Additional Reserved Target Exercise Notice during such [***] period, then Paragon shall have no further obligations to Korsana under this Article 2 with respect to such Target Combination.

2.4 Exclusivity for Reserved Target Combinations.

(a) Exclusivity. Subject to the terms of this Section 2.4, to the maximum extent permissible under Applicable Law, during the Option Period on a Reserved Target Combination-by-Reserved Target Combination basis following the addition of such Reserved Target Combination to the Reserved Target List, Paragon shall not, and shall ensure that each of its Affiliates does not, directly or indirectly, conduct any activity, either on its own or with or through, for the benefit of, or sponsored by, any Third Party, including granting any license to any Third Party that would permit such Third Party, to Develop, manufacture, commercialize or otherwise exploit any ATVs Directed To a Reserved Target Combination.

(b) Exceptions to Exclusivity.

(i) On a [***] basis, it will not be a violation of Section 2.4(a) if:

(A) Paragon or its Affiliate, directly or through a Third Party, (1) [***], (2) [***], or (3) [***];

(B) Paragon or its Affiliate, directly or through a Third Party, [***] (1) [***], and (2) [***]; or

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(C) without limiting the proviso clause of subsection (B) above, a Third Party uses [***].

(ii) Notwithstanding anything in Section 2.4(a) to the contrary, if a Change of Control occurs with respect to Paragon or its Parent Entity, and the Acquiring Entity as of the Change of Control is engaged prior to the date of such Change of Control, or becomes engaged after the date of such Change of Control, in a program or product that would otherwise violate Section 2.4(a) (each, a “COC Program”), then (A) Section 2.4(a) shall not apply with respect to such COC Program, and (B) such Acquiring Entity will be permitted to continue such COC Program after such Change of Control and such continuation will not constitute a violation of Section 2.4(a), provided that with respect to such COC Program (1) no Funded Transit Antibody IP, Modification Technology (including Derived Funded Transit Antibody Patents), or Confidential Information of Korsana or Confidential Information of both Parties under a Funding Agreement is used by or on behalf of such Acquiring Entity in connection with such COC Program, and (2) such Acquiring Entity institutes commercially reasonable technical and administrative safeguards to ensure the requirements set forth in the foregoing clause (1) are met, including by creating “firewalls” between the personnel working on the COC Program and the personnel performing any work for Korsana under any Funding Agreement between Paragon or any of its Affiliates and Korsana on any ATVs Directed To one or more Targets, as applicable, that are the same as that of such COC Program, or having access to data from activities performed under any such Funding Agreement or Confidential Information of Korsana or Confidential Information of Paragon applicable to the COC Program.

(iii) Notwithstanding anything in Section 2.4(a) to the contrary, Paragon or its Parent Entity shall be permitted to acquire a Third Party entity that is engaged prior to the date of such acquisition, or becomes engaged after the date of such acquisition but solely pursuant to rights it holds under agreements existing prior to the date of such acquisition, in a program or product that would otherwise violate Section 2.4(a) (each, an “Acquired Program”), and such acquisition will not constitute a violation of Section 2.4(a) as long as such program or product (or rights thereto) is not the sole asset of such entity, in which case, (i) Section 2.4(a) shall not apply with respect to such Acquired Program, and (ii) Paragon or its Parent Entity, as applicable, will be permitted to continue such Acquired Program after such acquisition and such continuation will not constitute a violation of Section 2.4(a), provided that with respect to such Acquired Program (A) no Funded Transit Antibody IP, Modification Technology (including Derived Funded Transit Antibody Patents), or Confidential Information of Korsana or Confidential Information of both Parties under a Funding Agreement is used by or on behalf of Paragon or its Parent Entity, as applicable, in connection with such Acquired Program, and (B) Paragon or its Parent Entity, as applicable, institutes commercially reasonable technical and administrative safeguards to ensure the requirements set forth in the foregoing clause (A) are met, including by creating “firewalls” between the personnel working on the Acquired Program and the personnel performing any work for Korsana under any Funding Agreement between Paragon or any of its Affiliates and Korsana on any ATVs Directed To one or more Targets, as applicable, that are the same as that of such Acquired Program, or having access to data from activities performed under any such Funding Agreement or Confidential Information of Korsana or Confidential Information of Paragon applicable to the Acquired Program. For the avoidance of doubt, the exclusivity covenants of Section 2.4(a), and the permitted exception under this Section 2.4(b)(iii), do not apply to [***].

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ARTICLE 3

OPTION

3.1 Grant of Option. Subject to the terms and conditions of this Agreement, including this Article 3, on a Reserved Target Combination-by-Reserved Target Combination basis, Paragon hereby grants to Korsana during the Option Period and subject to (a) delivery of the Option Exercise Notice in accordance with Section 3.2, and (b) if applicable, payment of the applicable Option Exercise Fee to Paragon in accordance with Section 4.2, an exclusive option (an “Option”) to either (i) enter into an antibody discovery and option agreement with Paragon and Parasa to discover, generate, identify and characterize one or more ATVs Directed To the applicable Reserved Target Combination as further described on Exhibit B (the “ADOA Option”), or (ii) enter into a license agreement to Develop, Manufacture and Commercialize, use, make, have made, sell, offer for sale, have sold, import, export and otherwise exploit ATVs Directed To the applicable Reserved Target Combination as further described on Exhibit C (the “License Option”). For clarity, Korsana may exercise each Option only once for each Reserved Target Combination. Contemporaneously with its exercise of an Option for a Reserved Target Combination, Korsana shall select either the ADOA Option or the License Option but not both for such Reserved Target Combination. For clarity, any exclusive rights to be granted to Korsana under the ADOA Option or the License Option with respect to a Reserved Target Combination shall be subject to the same exceptions to exclusivity described in Section 2.4(b).

3.2 Option Exercise. On a Reserved Target Combination-by-Reserved Target Combination basis, during the Option Period, Korsana may, in its sole discretion, exercise an Option for a Reserved Target Combination by (a) delivering written notice of such exercise to Paragon and selecting either the ADOA Option or the License Option for such Reserved Target Combination (“Option Exercise Notice”), and (b) if applicable, making payment of the Option Exercise Fee in accordance with Section 4.2. If Korsana fails to exercise any or all of its Options for the applicable maximum Reserved Target Combinations in accordance with this Section 3.2 as of the date of expiration of the Option Period, then, upon such expiration, such unexercised Options shall terminate and be of no further force or effect and Paragon shall have no obligations to Korsana under this Agreement with respect to such Reserved Target Combination.

3.3 Definitive Agreement Execution After Option Exercise. Within ninety (90) days of Korsana’s exercise of an Option with respect to a Reserved Target Combination as set forth in Section 3.2, subject to any extension as mutually agreed by the Parties, the Parties shall use reasonable efforts to finalize and execute a definitive written agreement consistent with either (a) in the case that such Option is exercised as an ADOA Option, the economic and other terms set forth in Exhibit B (an “ADOA Agreement”), or (ii) in the case that such Option is exercised as a License Option, the economic and other terms set forth in Exhibit C (a “License Agreement,” and each ADOA Agreement and License Agreement shall also be referred to hereunder as an “Definitive Agreement”). If the Parties, despite using reasonable efforts to reach definitive agreement on the terms of the applicable Definitive Agreement, are unable to finalize and execute such Definitive Agreement within such ninety (90) day period (as may be extended), then either Party may elect to resolve such dispute (a “Definitive Agreement Dispute”) in accordance with Exhibit D by providing written [***] notice thereof to the other Party within [***] following the end of such ninety (90)-day period.

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ARTICLE 4

PAYMENTS

4.1 Additional Reserved Target Option Exercise Fee. Concurrently with Korsana’s delivery of a written notice that Korsana is exercising an Additional Reserved Target Option in accordance with Section 2.2(b), Korsana shall pay to Paragon a non-refundable and non-creditable payment of Two Million Dollars ($2,000,000) (the “Additional Reserved Target Option Exercise Fee”). For clarity, a separate Additional Reserved Target Option Exercise Fee is due and payable each time that Korsana exercises an Additional Reserved Target Option.

4.2 Option Exercise Fee for a License Agreement. On a Reserved Target Combination-by-Reserved Target Combination basis, concurrently with Korsana’s delivery of an Option Exercise Notice for such Reserved Target Combination in accordance with Section 3.2, Korsana shall pay to Paragon a non-refundable and non-creditable payment of Five Million Dollars ($5,000,000) only if Korsana has selected the License Option for such Reserved Target Combination (the “Option Exercise Fee”). For clarity, each Option Exercise Fee is nonrefundable, non-creditable and separate from any amounts that are payable by Korsana to Paragon under the applicable License Agreement.

4.3 Manner and Method of Payment. All cash payment amounts hereunder are expressed in U.S. dollars (USD) unless otherwise specified. Each payment shall be made by electronic funds transfer in immediately available funds to a bank and account designated in writing by Paragon, unless otherwise specified in writing by Paragon.

4.4 Tax. Each Party shall be responsible for paying its own respective taxes in connection with any activities that it performs and any payments that it receives under this Agreement. The Parties will commit [***] to provide each other with any tax forms that may be reasonably necessary in order for any Party to not pay or withhold tax or to pay or withhold tax at a reduced rate under an applicable income tax treaty.

4.5 Late Payments. In the event that any cash payment due for any undisputed amount under this Agreement is not made when due, then the cash payment shall accrue interest from the date due at a per annum rate equal to [***] above the then-current per annum prime rate reported by the Wall Street Journal (U.S., Western Edition) or, if lower, the maximum legal annual interest rate.

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ARTICLE 5

PROTECTION OF CONFIDENTIAL INFORMATION

5.1 Confidentiality. Except to the extent expressly authorized by this Agreement, the Receiving Party agrees that, during the Term and for [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than as expressly provided for in this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party may disclose Confidential Information of the Disclosing Party to those of the Receiving Party’s Representatives who have a need for such information; provided, that the Receiving Party shall advise such Representatives of the confidential nature thereof, shall ensure that each such Representative is bound in writing by obligations of confidentiality and non-use at least as stringent as those contained in this Agreement, and shall be responsible for the compliance of its Representatives with the terms of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its Representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party.

5.2 Exceptions. The Receiving Party’s obligations under Section 5.1 shall not apply to any Confidential Information of the Disclosing Party that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party (provided that, in the case of any Party as the Receiving Party, the exception of this clause (b) shall not apply to any Confidential Information of the Disclosing Party provided to such Receiving Party or any of its Affiliates under the Existing ADOA or another Funding Agreement); (c) is hereafter furnished to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party, without the aid, use or application of any Confidential Information of the Disclosing Party.

5.3 Authorized Disclosure. Notwithstanding the provisions of this Article 5, the Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is:

(a) required by a valid order of a court or other governmental body of competent jurisdiction or as otherwise required by Applicable Law, rule, regulation (including securities laws and regulations), government requirement, or as may be required in connection with any filings made with, or by the disclosure policies of, a stock exchange; provided, that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, at the [***] request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law, rule or regulation required, or to obtain other confidential treatment of such Confidential Information; or

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(b) reasonably necessary to prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, in each case, in accordance with this Agreement.

5.4 Use of Names. No Party shall use any other Party’s name or trademarks in any advertising, sales, or promotional material or in any publication without the prior written consent of such other Party or Parties.

5.5 Confidentiality of this Agreement. This Agreement and its terms are considered Confidential Information of all Parties, and each Party shall keep confidential and shall not publish or otherwise disclose the terms of this Agreement without the prior written consent of the applicable other Party, except as expressly permitted by Section 5.3 or Section 5.6, and except that each Party may disclose this Agreement and its terms to actual or potential investors, lenders, and strategic partners in connection with due diligence or similar investigations by such Third Parties or in confidential financing documents; provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Article 5 (provided, that the confidentiality term applicable to such Third Party may be shorter so long as it is commercially reasonable).

5.6 Publicity. Except to the extent required by Applicable Law or the rules of any stock exchange or listing agency, no Party shall issue a press release announcing that they have entered into this Agreement without the other Parties’ prior written consent, which shall not be unreasonably withheld.

ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMER

6.1 Mutual Representations and Warranties. Each Party represents and warrants to each other that:

(a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

(b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and

(c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not and will not conflict with any agreement, instrument, or understanding, oral or written, to which it is or may become a party or by which it may be or become bound.

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6.2 Paragon Representations, Warrants and Covenants. Paragon hereby represents, warrants and covenants to Korsana that:

(a) it has the right, power and authority to grant to Korsana the Options and other rights granted to Korsana under this Agreement;

(b) neither it nor any of its Affiliates have entered or will enter, directly or indirectly, into any contract or any other transaction with any Third Party or Affiliate that conflicts or derogates from its undertakings under this Agreement; and

(c) there are no claims, actions, or proceedings pending or threatened, nor are there any formal inquiries initiated or written notices received that may lead to the institution of any such legal proceedings, in each case (or in aggregate) against Paragon or its properties, assets or business, which would, individually or in the aggregate, have a material adverse effect on, or materially prevent, Paragon’s ability to perform under this Agreement or to grant the Options or other rights granted to Korsana under this Agreement.

6.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, DURABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

ARTICLE 7

TERM AND TERMINATION

7.1 Term. The term of this Agreement (“Term”) shall commence on the Effective Date and, subject to earlier termination in accordance with this Article 7, shall continue until the expiration of the Option Period.

7.2 Termination of Agreement for Material Breach. Each Party shall have the right to terminate this Agreement in its entirety upon thirty (30) days’ prior written notice to the other Parties upon or after the material breach of any provision of this Agreement by any other Party if the breaching Party has not cured such breach by the end of such thirty (30) day period.

7.3 Termination for Convenience. Korsana shall have the right to terminate this Agreement in its entirety for any reason or no reason upon ninety (90) days’ prior written notice to Paragon.

7.4 Termination for a Bankruptcy Event. Each Party will have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to any other Party. “Bankruptcy Event” means the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against a Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section

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or chapter of the United States Bankruptcy Code, as amended, or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings, such proceedings have not been dismissed or discharged within [***] after they are instituted, (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by a Party of any involuntary debts as they mature, (c) the institution of any reorganization, arrangement or other readjustment of debt plan of a Party not involving the Bankruptcy Code, (d) the appointment of a receiver for all or substantially all of a Party’s assets, or (e) any corporate action taken by the board of directors of a Party in furtherance of any of the foregoing actions.

7.5 Disposal of Confidential Information. In the event this Agreement expires or is terminated, each Party shall return to the applicable other Party all Confidential Information of such other Party (including all copies thereof) in such Party’s possession; provided, however, that each Party may retain one copy of such other Party’s Confidential Information in such Party’s secure archives for the sole purpose of monitoring compliance with its obligations hereunder or Applicable Law or in accordance with the terms of another existing agreement between the Parties.

7.6 Accrued Rights; Survival. The expiration or termination of this Agreement for any reason shall not release any Party from any liability or obligation that, at the time of such expiration or termination, has already accrued to any other Party or that is attributable to a period prior to such expiration or termination, nor will expiration or any termination of this Agreement preclude any Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement. In the event of expiration or any termination of this Agreement, the following provisions of this Agreement shall survive such expiration or termination in accordance with their respective terms and conditions: Article 1, Article 3 (except in the case of a termination of this Agreement by Paragon in accordance with 7.2 or Section 7.4 or by Korsana in accordance with Section 7.3, in which case Article 3 shall not survive), Article 4 (to the extent relating to payment obligations that accrued prior to the effective date of expiration or termination of this Agreement), Article 5, Article 8 and Article 9, as well as Section 2.4 (solely in the event that on the date of expiration of the Option Period the parties are negotiating a Definitive Agreement or are engaged in a Definitive Agreement Dispute, in each case, for one or more Reserved Target Combinations for which Korsana has exercised an Option prior to such date of expiration in accordance with Section 3.2 and only, on a case-by-case basis, until the earlier of (a) the parties executing such Definitive Agreement, (b) the expiration of the [***] period referenced in Section 3.3, without either Party delivering a notice of a Definitive Agreement Dispute, and (c) the resolution of the Definitive Agreement Dispute in accordance with Exhibit D), Section 6.3, Section 7.5, this Section 7.6.

ARTICLE 8

INDEMNIFICATION; LIMITATION OF LIABILITY

8.1 By Korsana. Korsana hereby agrees to defend, indemnify, and hold harmless Paragon, Parasa, their Affiliates and their Representatives (each, a “Paragon Indemnitee”) from and against any and all losses, damages, liabilities, expenses, and costs, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Paragon Indemnitee may

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become subject as a result of any claim, demand, action, or other proceeding by any Third Party (“Third Party Claim”) to the extent such Losses result from: (a) the negligence or willful misconduct of any Korsana Indemnitee in the performance of this Agreement; or (b) the breach by any Korsana Indemnitee of this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Paragon Indemnitee or the breach by Paragon of this Agreement, or where such Losses are subject to indemnification pursuant to Section 8.2 below.

8.2 By Paragon. Paragon hereby agrees to defend, indemnify, and hold harmless Korsana, its Affiliates and its and their Representatives (each, an “Korsana Indemnitee”) from and against any and all Losses to which any Korsana Indemnitee may become subject as a result of any Third Party Claim to the extent such Losses result from: (a) the negligence or willful misconduct of any Paragon Indemnitee in the performance of this Agreement; or (b) the breach by any Paragon Indemnitee of this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Korsana Indemnitee, the breach by Korsana of this Agreement, or where such Losses are subject to indemnification pursuant to Section 8.1 above.

8.3 Indemnification Procedure. In connection with any Third Party Claim for which a Party (the “Indemnified Party”) seeks indemnification from another Party (the “Indemnifying Party”) pursuant to this Agreement, the Indemnified Party will: (a) give the Indemnifying Party prompt written notice of the Third Party Claim; provided, however, that failure to provide such notice will not relieve the Indemnifying Party from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in connection with the defense and settlement of the Third Party Claim; and (c) permit the Indemnifying Party to control the defense and settlement of the Third Party Claim; provided, however, that the Indemnifying Party may not settle the Third Party Claim without the Indemnified Party’s prior written consent, which will not be unreasonably withheld or delayed, in the event that such settlement materially adversely impacts the Indemnified Party’s rights or obligations. Further, the Indemnified Party will have the right to participate (but not control) and be represented in any suit or action by advisory counsel of its selection and at its own expense.

8.4 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 5 OR FOR INDEMNIFICATION CLAIMS UNDER ARTICLE 8, IN NO EVENT SHALL ANY PARTY BE ENTITLED TO RECOVER FROM ANY OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH OTHER PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 9

MISCELLANEOUS

9.1 Independent Contractor Relationship. Each of Paragon’s and Parasa’s relationship with Korsana is that of an independent contractor, and nothing in this Agreement should be construed to create a partnership, joint venture or employer-employee relationship. No Party is an agent of any other Party or authorized to make any representation, contract or commitment on behalf of any other Party.

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9.2 Force Majeure. No Party will be charged with any liability for delay or failure in performance of an obligation under this Agreement (other than any obligation to pay monies when due) to the extent such delay or failure is due to a cause beyond the reasonable control of the affected Party, such as war, riots, labor disturbances, epidemic, pandemic, fire, explosion, and compliance in good faith with any Applicable Law. The Party affected will give prompt written notice to the other Parties of the nature of the cause of any material delay or failure to perform, its anticipated duration and any action being taken to avoid or minimize the effect. The Party affected will use its diligent efforts to avoid or remove such causes of delay or failure to perform and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. The Party affected will give prompt written notice to the other Parties of such resumed performance. If any such failure or delay in a Party’s performance hereunder continues for more than [***], any of the other Parties may terminate this Agreement upon written notice to the affected Party.

9.3 Entire Agreement; Amendment. This Agreement, together with all Exhibits attached hereto, constitutes the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, relating to its subject matter. This Agreement (including its Exhibits) may not be changed, modified, amended, or supplemented except by a written instrument signed by all Parties.

9.4 Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

9.5 Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

9.6 Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that any Party may assign this Agreement and its rights and obligations hereunder without the other Parties’ prior consent to an Affiliate or to its successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. The rights and obligations of a Party under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of such Party, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

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9.7 Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term relating to any Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement (but excluding any Definitive Agreement Disputes or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights) (hereinafter, a “Dispute”). In the event of the occurrence of any Dispute, the Parties will follow the following procedures in an attempt to resolve it:

(a) The Party claiming that such a Dispute exists will give notice in writing (a “Notice of Dispute”) to the other Parties of the nature of the Dispute.

(b) The Dispute will be referred to the then Chief Executive Officer or Chief Operating Officer of Paragon and the then Chief Executive Officer or President of Korsana who will meet no later than [***] following the initial receipt of the Notice of Dispute and use reasonable efforts to resolve the Dispute.

(c) If, within [***] of initial receipt of the Notice of Dispute, the Dispute has not been resolved, or if, for any reason, the meeting described in Section 9.7(b) hereof has not been held within [***] of initial receipt of the Notice of Dispute, then the Parties agree that such Dispute will be finally resolved through binding arbitration to be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules, as specifically modified by the provisions of this Section 9.7(c). The arbitration will be conducted by a panel of three arbitrators. Within [***] after the initiation of the arbitration, each Party will nominate one person to act as arbitrator, and the two arbitrators so named will then jointly appoint the third arbitrator within [***] of their appointment, who will serve as chairman of the panel. All three arbitrators must be independent Third Parties having at least [***] of dispute resolution experience (which may include judicial experience) or legal or business experience in the biotech or pharmaceutical industry. If any Party fails to nominate its arbitrator, or if the arbitrators selected by the Parties cannot agree on a person to be named as chairman within such [***] period, JAMS will make the necessary appointments for such arbitrator(s) or the chairman. Once appointed by a Party, such Party will have no ex parte communication with its appointed arbitrator. The place of arbitration will be in Boston, Massachusetts or such other venue as the Parties may mutually agree. The arbitration proceedings and all communications with respect thereto will be in English. Any written evidence originally in another language will be submitted in English translation accompanied by the original or a true copy thereof. The arbitrators have the power to decide all matters in Dispute, including any questions of whether or not such matters are subject to arbitration hereunder. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof. The existence, content and results of any arbitration proceedings pursuant to this Section 9.7 will be deemed the Confidential Information of all Parties.

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(d) Nothing in this Section 9.7 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

(E) The Parties agree that any disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights (which, for clarity, excludes Definitive Agreement Disputes) will be submitted to a court of competent jurisdiction in the country in which such Intellectual Property Rights were granted or arose; provided, however, that, in the case where such country is the United States, the sole jurisdiction and venue for all actions, suits and proceedings arising out of any such dispute shall be the federal courts located in Boston, Massachusetts, and each Party hereby (i) irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in the federal courts of Boston, Massachusetts, and (ii) agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.

9.9 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by internationally recognized express courier, by email, or by facsimile, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by express courier, the next Business Day the express courier regularly makes deliveries; or (c) if delivered by email, upon the date upon which the receipt of such email is confirmed by return email. Together with any notice provided by a Party to any other Party in accordance with this Section 9.9, the Party shall send a copy of such notice by email to such other Party.

If to Paragon or Parasa:	Paragon Therapeutics, Inc.
221 Crescent Street
Building 23, Suite 105
Waltham, MA 02453
Attn: [***]

If to Korsana:	Korsana Biosciences, Inc.
221 Crescent Street
Building 23, Suite 105
Waltham MA 02453
Attn: [***]

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9.10 Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity shall be construed to include such person’s or entity’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “or”. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement or have any effect on its interpretation or construction. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against any Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language.

9.11 No Third Party Rights. The provisions of this Agreement are for the exclusive benefit of the Parties and their successors and permitted assigns, and no other person shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.

9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

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9.13 Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation, and completion of this Agreement.

9.14 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

9.15 Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

9.16 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

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IN WITNESS WHEREOF, the Parties hereto have executed this Platform Option Agreement on the Effective Date.

PARAGON THERAPEUTICS, INC.		KORSANA BIOSCIENCES, INC.

By:	/s/ Susanna High	By:	/s/ Jonathan Violin
Name:	Susanna High	Name:	Jonathan Violin
Title:	Chief Executive Officer	Title:	Chief Executive Officer, President and Secretary

PARASA HOLDING LLC

By:	/s/ Susanna High
Name:	Susanna High
Title:	President

[Signature Page to Platform Option Agreement]